As filed with the Securities and Exchange Commission on October 31, 2024

Registration No. 333-201808

Registration No. 333-209592

Registration No. 333-216347

Registration No. 333-223333

Registration No. 333-229988

Registration No. 333-236732

Registration No. 333-253546

Registration No. 333-258077

Registration No. 333-263591

Registration No. 333-270372

Registration No. 333-277755

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-201808

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-209592

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-216347

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-223333

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-229988

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-236732

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-253546

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-258077

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-263591

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-270372

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT NO. 333-277755

UNDER
THE SECURITIES ACT OF 1933

TRACON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	34-2037594
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

124 Washington Street Foxborough, MA 02035	92122
(Address of Principal Executive Offices)	(Zip Code)

2011 Equity Incentive Plan

Amended and Restated 2015 Equity Incentive Plan

Amended and Restated 2015 Employee Stock Purchase Plan

(Full title of the plans)

Craig R. Jalbert

President and Chief Executive Officer

TRACON Pharmaceuticals, Inc.

124 Washington Street

Foxborough, MA 02035

(Name and address of agent for service)

(508) 543-1720

(Telephone number, including area code, of agent for service)

Copies to:
Matthew T. Browne

Anitha Anne
Cooley LLP
10265 Science Center Drive
San Diego, California 92121
(858) 550-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) relates to the following registration statements of TRACON Pharmaceuticals, Inc. (the “Registrant”) on Form S-8 (each a “Registration Statement,” and collectively, the “Registration Statements”):

•

Registration Statement on Form S-8 (No. 333-201808), registering 15,302 shares of the Registrant’s common stock, par value $0.001 per share (the “Common Stock”), filed with the U.S. Securities and Exchange Commission (the “Commission”) on January 30, 2015, relating to the TRACON Pharmaceuticals, Inc. 2011 Equity Incentive Plan (the “2011 Plan”), TRACON Pharmaceuticals, Inc. Amended and Restated 2015 Equity Incentive Plan, as amended (the “2015 Plan”) and the TRACON Pharmaceuticals, Inc. Amended and Restated 2015 Employee Stock Purchase Plan, as amended (the “2015 ESPP”);

•	Registration Statement on Form S-8 (No. 333-209592), registering 5,544 shares of Common Stock, filed with the Commission on February 19, 2016, relating to the 2015 Plan and 2015 ESPP;

•	Registration Statement on Form S-8 (No. 333-216347), registering 4,022 shares of Common Stock, filed with the Commission on March 1, 2017, relating to the 2015 Plan and 2015 ESPP;

•	Registration Statement on Form S-8 (No. 333-223333), registering 4,428 shares of Common Stock, filed with the Commission on March 1, 2018, relating to the 2015 Plan and 2015 ESPP;

•	Registration Statement on Form S-8 (No. 333-229988), registering 7,468 shares of Common Stock, filed with the Commission on March 1, 2019, relating to the 2015 Plan and 2015 ESPP;
•	Registration Statement on Form S-8 (No. 333-236732), registering 9,937 shares of Common Stock, filed with the Commission on February 28, 2020, relating to the 2015 Plan and 2015 ESPP;

•	Registration Statement on Form S-8 (No. 333-253546), registering 32,793 shares of Common Stock, filed with the Commission on February 25, 2021, relating to the 2015 Plan and 2015 ESPP;

•	Registration Statement on Form S-8 (No. 333-258077), registering 7,500 shares of Common Stock, filed with the Commission on July 22, 2021, relating to the 2015 Plan;

•	Registration Statement on Form S-8 (No. 333-263591), registering 58,338 shares of Common Stock, filed with the Commission on March 16, 2022, relating to the 2015 Plan and 2015 ESPP;

•	Registration Statement on Form S-8 (No. 333-270372), registering 69,376 shares of Common Stock, filed with the Commission on March 8, 2023, relating to the 2015 Plan and 2015 ESPP; and

•	Registration Statement on Form S-8 (No. 333-277755), registering 123,175 shares of Common Stock, filed with the Commission on March 7, 2024, relating to the 2015 Plan and 2015 ESPP.

The share numbers set forth above have been adjusted to reflect a 1-for-10 reverse stock split Common Stock effected on November 7, 2019 and a 1-for-20 reverse stock split of the shares of Common Stock effected on April 10, 2024.

As previously disclosed in a Form 8-K filed with the Commission on July 30, 2024, the board of directors of the Registrant approved the dissolution and liquidation of the Registrant pursuant to a plan of dissolution (the “Plan of Dissolution”), subject to the approval of the Registrant’s stockholders. In connection with the foregoing, the Registrant has determined to terminate the offerings of the securities under the Registration Statements. Accordingly, the Registrant is filing this Post-Effective Amendment to terminate the effectiveness of the Registration Statements and to remove from registration any and all of the securities that remain unsold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Foxborough, State of Massachusetts, on this 31st day of October, 2024.

TRACON PHARMACEUTICALS, INC.

/s/ Craig R. Jalbert
Craig R. Jalbert
President and Chief Executive Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Craig R. Jalbert	Director	October 31, 2024
Craig R. Jalbert

No other person is required to sign this Post-Effective Amendment No. 1 in reliance upon Rule 478 under the Securities Act of 1933, as amended.